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                        CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.


                              THE CON EDISON SEVERANCE PAY PLAN
                                  FOR MANAGEMENT EMPLOYEES



1.    Purpose; Effective Date

     A. The Con Edison Severance Pay Plan for Management Employees ( the "Severance Pay Plan") is designed to provide specified post-employment payments to eligible management employees of Consolidated Edison Company of New York, Inc. (the "Company").

      B. This Severance Pay Plan is effective as of June 1, 1997 and replaces and supersedes any other management severance or separation pay plan or program currently in effect in the Company.

2.    Type of Plan

The Severance Pay Plan is classified as a welfare plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). It is intended to be a severance pay plan as defined in Federal Regulations 29 CFR 2510.3-2(b) for eligible management employees of the Company.

3.    Participation

A "Participant" means a regular non-bargaining unit employee working as a full time employee or a part time employee, whose regularly scheduled hours of annual service are 1,000 hours or more in a 12-month period, of the Company who is on the active payroll or who is on a leave of absence with a right to reemployment. Participant shall exclude officers of the Company, temporary workers (agency or independent), independent contractors, cooperative or student employees, employees with an agreement providing for severance benefits, or employees covered by a collective bargaining agreement that does not provide for participation in the Severance Pay Plan. For purposes of the Severance Pay Plan the Company in its sole discretion shall determine who is a Participant.

4.    Eligibility

In order to be eligible to receive benefits under the Severance Pay Plan a Participant must be involuntarily separated from service with the Company because of a reduction in staffing levels or any other reasons which the Company in the exercise of its business judgment may deem appropriate.

5.    Exclusions

      Benefits   under  this   Severance  Pay  Plan  shall  not  be  payable  to
Participants:

        (1) whose employment terminates due to death prior to the Participant's Termination Date;

            (2) who are discharged for misconduct or cause or who resign in lieu of being discharged for misconduct or cause, as determined by the Company in its sole discretion, or who are discharged or who resign in lieu of being discharged for any other reason except those pursuant to Section 4 above, as determined by the Company in its sole discretion;

            (3) who transfer or are offered the opportunity to transfer from the Comapny to a company affiliated (directly or indirectly) with the Company;

            (4) who transfer or are offered the opportunity to transfer from the Company to another employer as a result of a sale, merger, acquisition or other transaction, provided the Participant continues to perform or is offered the opportunity to continue to perform the same or similar duties immediately following the transfer; whether the Participant is offered the opportunity to transfer and \or continues to perform or is offered the opportunity to continue to perform the same or similar duties immediately following the transfer shall be determined by the Company in its sole discretion;

            (5) whose employment is terminated in connection with the expiration of a sick or other authorized leave of absence; or

            (6) who voluntarily terminate employment with the Company, except if the Company in its sole discretion decides otherwise.

6.    Plan Benefits

      A.    For purposes of determining Plan Benefits, the following shallapply:

            (1) "Salary" means a Participant's base annual salary as of the Participant's Termination Date including shift differential and salary reduction contributions under Sections 125 and 401(k) of the Internal Revenue Code of 1986, as amended, to an employee benefit plan of the Company, but excluding bonuses, incentive compensation, overtime pay and other pay or allowances.

            (2) "Equivalent Week's Salary" means Salary divided by 52.

            (3) "Termination Date" means the date set by the Company as the date the Participant terminates employment with the Company for any reason consistent with the terms of the Severance Pay Plan. The Company reserves the right to alter the Termination Date at its sole discretion for any reason it deems appropriate.

            (4) "Years of Service" means a Participant's completed years of service with the Company ending on the Termination Date computed under the Company's adjusted service credit rules for computing continuous service. If a Participant has previously been paid a benefit under this Severance Pay Plan, the Participant's Years of Service will be computed from the date of the Participant's reemployment by the Company, and not from the Participant's original continuous service date.



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 . B. (1) A payment will be made in one lump sum as soon as practicable after the
Participant's Termination Date based upon the guidelines indicated below. The Company may pay amounts over a period of time and may pay amounts other than the
indicated   guidelines  taking  all  pertinent  facts  and  circumstances   into
consideration. The Company may determine, on a case by case basis, whether a Participant is eligible for an additional, a reduced, or no severance payment.

                           Guideline A-                  Guideline B-
                           Without a Release             With a Release
                           Number of Equivalent          Number of Equivalent
      Years of Service     Week's Salary                 Week's Salary
      Less than 1                    0                        0

      1 but less than 10             2                 The sum of 4 and one
                                                   times the number of Years of
       10 and over                   4                Service up to a maximum
                                                    sum of 30 Equivalent Week's
                                                             Salary.
            (2) Participants who sign a release of all known and unknown claims in such form as the Company in its sole discretion shall determine may receive a payment based upon Guideline B in subdivision (1) above. Other Participants may receive a payment based upon Guideline A in subdivision (1) above. As additional benefits to Participants who sign a release, the Company shall offer to continue the Participant's group health and employee group life insurance coverage with the Participant contributing the same amount as if he or she were an active employee for a period equal to the Participant's number of Equivalent Week's Salary. The Company may deduct the Participant's contributions for such continued insurance coverage from any payment made to the Participant under subdivision
            (1) above. Any such extended period of group health insurance coverage shall be considered part of the Participant's COBRA continuation period of coverage. As additional benefits to Participants who sign a release the Company may provide outplacement services to such extent and level as the Company in its sole discretion shall determine.

            (3) If a Participant who receives a payment under this Severance Pay Plan is re-employed in a comparable position by the Company or an affiliate of the Company, the Participant shall repay to the Company any amount of the severance payment attributable to the number of Equivalent Weeks in excess of the number of weeks from the Participant's Termination Date to the re-employment date.

7.    Effect of Plan Benefits on Other Benefits

Payment under this Severance Pay Plan will not be considered in determining a Participant's benefits under the Company's Retirement Plan for Management
Employees, Thrift Savings Plan for Management Employees, Group Life Insurance Plan or any other employee benefit plan of the Company.

8.    Tax Withholding

Payments made pursuant to this Severance Pay Plan are subject to the withholding of federal, state and local taxes, FICA (Social Security taxes), and FUTA and SUTA (unemployment taxes) at the time of payment and will be reported to the IRS on form W-2.

9.    Payment Upon Death, Disability or Leave of Absence

If a Participant dies prior to the specified Termination Date, no payments will be made under this Severance Pay Plan to the Participant or the Participant's heirs or estate. If a Participant dies after terminating service but before payment is made, payment will be made to the Participant's spouse or, if the Participant leaves no surviving spouse, the Participant's estate in a single lump sum as soon as practicable after the Participant's death.

If a Participant is on sick leave or other leave of absence at the time of receiving official notification of his or her Termination Date, or if a Participant goes on sick leave or other leave of absence after receiving official notification of his or her Termination Date, the Participant's employment and sick pay will be terminated as of the Participant's Termination Date and any payment under the Severance Pay Plan to Participant shall be paid as soon as practicable after the Termination Date.

10.   Financing of Benefits

Plan Benefits shall be payable out of the Company's general assets.

11.   Administration

The Company's Vice President-Employee Relations is the named fiduciary and Plan Administrator under the Severance Pay Plan who shall determine conclusively any and all questions arising from the administration of the Severance Pay Plan and shall have sole and complete discretionary authority and control to manage the operation and administration of the Severance Pay Plan, including but not limited to, the determination of all questions relating to eligibility for participation and benefits, interpretation of all Plan provisions, determination of the amount of benefits payable to any Participant, spouse, heirs or estate, and construction of disputed or ambiguous terms.

The named fiduciary and Plan Administrator may delegate responsibilities under the Severance Pay Plan.

12.   Claims Procedure

A Participant, or any person duly authorized by such a Participant, may file a written claim for benefits under this Severance Pay Plan if the Participant believes he/she has been treated unfairly under the Severance Pay Plan. Such claim may only relate to a benefit under the Severance Pay Plan and not any matter under any other policy, practice or guideline of the Company.

The written claim shall be sent to the Plan Administrator-Severance Pay Plan, c/o Employee Benefits, Con Edison, Office E, 4 Irving Place, New York, New York 10003. Such claim must be received within 60 days of the event which gave rise to the claim.

If the claim is denied the claimant will receive written notice of the decision, including the specific reason for the decision, within 90 days of the date the claim was received.

In some cases, more than 90 days may be needed to make a decision. In such cases the claimant will be notified in writing, within the initial 90-day period, of the reason more time is needed. An additional 90 days may be taken to make the decision if the claimant is sent such a notice. The extension notice will show the date by which the decision will be sent.

13.   Procedure to Appeal Claim Denial

The "Review Procedure" which follows gives the rules for appealing a denied claim.

(i)   A claimant may use this Procedure if:

          no reply at all is received by the claimant within 90 days after filing the claim;

          a notice has extended the time an additional 90 days and no reply is received within 180 days after filing the claim; or

          written denial of the claim for benefits or other matters is received within the proper time limit and the claimant wishes to appeal the written denial.

If the claim for benefits or review of any other matter under the Severance Pay Plan is denied, the Participant, or other duly authorized person, may appeal this denial in writing within 60 days after it is received. Written request for review of any denied claim should be sent directly to the Plan Administrator-Severance Pay Plan, c/o Employee Benefits, Con Edison, Office E, 4 Irving Place, New York, New York 10003.

The Plan Administrator serves as the final review committee under the Severance Pay Plan for all Participants. Unless the Plan Administrator sends notice in writing that the claim is a special case needing more time, the Plan Administrator will conduct a review and decide on the appeal of the denied claim within 60 days after receipt of the written request for review. If more time is required to make a decision, the Plan Administrator will send notice in writing that there will be a delay and give the reasons for the delay. In such cases, the Plan Administrator may have 60 days more, or a total of 120 days, to make a decision.

If the claimant sends a written request for review of a denied claim, the person sending the request has the right to:

(i) review pertinent Severance Pay Plan documents which may be obtained by writing to the to the Plan Administrator and

 (ii) send to the Plan Administrator a written statement of the issues and any other documents in support of the claim for benefits or other matters under review.

The Plan Administrator's decision shall be given to the claimant in writing within 60 days or, if extended, 120 days, and shall include specific reasons for the decision. If the Plan Administrator does not give his decision on review within the appropriate time span, the claimant may consider the claim denied. The decision of the Plan Administrator is final and binding on all parties.

A Participant in the Severance Pay Plan may have further rights under ERISA, as described in Section 20 entitled "Rights of a Plan Participant."

14.   Legal Service

Process can be served on the Severance Pay Plan Administrator by directing such service to Vice President-Employee Relations, Con Edison, 4 Irving Place, New York, New York 10003.

15.   Benefits Not Assigned or Alienated

Assignment or alienation of any benefits provided by the Severance Pay Plan will not be permitted or recognized except as otherwise authorized by applicable law. This means that, except as required by applicable law, benefits provided under the Severance Pay Plan may not be sold, assigned, or otherwise transferred by or on behalf of a Participant.

16.   Plan Records

The Severance Pay Plan and all of its records are kept on a calendar year basis beginning January 1 and ending December 31 of each year.

17.   Plan Identification Numbers

This Severance Pay Plan is identified by the following numbers under the Internal Revenue Service (IRS) Rules.

          Number 13-5009340 assigned by the IRS. Number 557 assigned by the Company.

18.   Plan Continuance

The Company may amend or terminate this Severance Pay Plan at any time. Any amendments or the termination of the Severance Pay Plan shall not result in the forfeiture of the benefits previously awarded under the Severance Pay Plan.

19.   Plan Documents

This document is both the Severance Pay Plan and a Summary Plan Description as such terms are defined in ERISA.

20.   Rights of a Plan Participant

As a Participant in this Severance Pay Plan, you are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Severance Pay Plan Participants shall be entitled to:

(i) Examine, without charge, all Severance Pay Plan documents and copies of all documents filed by the Severance Pay Plan with the U.S. Department of Labor, if any;

(ii) Obtain copies of all Severance Pay Plan documents and other Plan information upon written request to the Severance Pay Plan Administrator. There may be a reasonable charge for such copies.

In addition to creating rights for Severance Pay Plan Participants, ERISA imposes duties upon these who are responsible for the operation of employee benefit plans. The people who operate your Severance Pay Plan, called "Fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Severance Pay Plan Participants. No one, including your employer, or any other person, may terminate your employment or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your right under ERISA. If your claim for benefits is denied, in whole or in part, you have certain rights of review as described under Claims and Procedure to Appeal Claim Denial Sections 12 and 13, respectively, of this Plan.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such case, the court may require the Plan Administrator to provide the materials and pay up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who will pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

If you have any questions about the Severance Pay Plan, you should contact the Severance Pay Plan Fiduciary. If you have any questions about this statement of your rights, or about your rights under ERISA, you should contact your nearest Area Office of the U. S. Labor Management Services Administration, Department of Labor.

21.   Statement of Employer's Rights

A Participant's eligibility for benefits under this Severance Pay Plan shall not be considered a guarantee of continued or lifetime employment with the Company and shall not change the fact that a Participant shall be considered an employee at will. A Participant's employment by the Company may be terminated by the Company whenever the Company in its sole discretion considers that to be in its best interest, subject to applicable law.